UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 23, 2009

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466 (Commission File Number)	13-3216325 (IRS Employer Identification No.)

1271 Avenue of the Americas
New York, New York	10020
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:

(212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, the Executive Committee of the Board of Directors of Lehman Brothers Holdings Inc. (the “Registrant”) elected William J. Fox, Controller and Treasurer, effective immediately, and Chief Financial Officer and Executive Vice President, effective upon the satisfaction of certain regulatory requirements of the Office of Thrift Supervision. Mr. Fox succeeds David Coles who resigned as Chief Financial Officer, Controller, Treasurer and Executive Vice President of the Registrant effective at the close of business on February 23, 2009.   Upon his election as Chief Financial Officer and Executive Vice President of the Registrant becoming effective, Mr. Fox will serve as the Registrant’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes.  Mr. Fox was previously a Vice President of the Registrant from November 2008 to January 2009 and has been a Senior Vice President since January 2009.

Mr. Fox was elected in accordance with an engagement letter dated September 15, 2008 (the “Engagement Letter”) that the Registrant entered into with Alvarez & Marsal North America, LLC (“A&M”) that was the subject of, and filed as an exhibit to, the Registrant’s Current Report on Form 8-K dated September 22, 2008.  This Report hereby incorporates by reference the description of the Engagement Letter contained in Item 1.01 of such report. Mr. Fox will continue to be employed by A&M and, while rending services to the Registrant, will continue to work with A&M personnel in connection with unrelated matters.  As a result, Mr. Fox will not receive any compensation directly from the Registrant and will not participate in any of the Registrant’s employee benefit plans.  The Registrant will instead compensate A&M for Mr. Fox’s services.

Mr. Fox, 52, has been a Managing Director with A&M since April 2008, specializing in turnaround and business performance improvement efforts for consumer products, retail, manufacturing and financial services companies. He has over 30 years of senior executive and financial management experience in a variety of industries.  Prior to joining A&M, Mr. Fox served as Executive Chairman of the Board of Nephros Inc., a medical device R&D company, from August 2006 until September 2007 and as a director from September 2004 until September 2007. Mr. Fox served as President and Chief Executive Officer and a director of LQ Corporation, Inc., a software company, from October 2004 to May 2006 and as President and Chief Executive Officer and a director of Dynabazaar Inc., an internet services company, from December 2004 to May 2006. Mr. Fox was also Vice Chairman of Barington Capital Group, an investment company, and its affiliates from October 2004 until May 2006. From February 1999 until October 2004, Mr. Fox served as Chairman, President, Chief Executive Officer and a director of AKI, Inc. and President, Chief Executive Officer and a director of AKI Holdings, Inc., a marketing and interactive advertising company. Prior to that, Mr. Fox served as President of Strategic and Corporate Development for Revlon Worldwide and Chief Executive Officer of Revlon Technologies. From 1994 to April 1999, Mr. Fox served as a director, and from 1997 to 1999, Mr. Fox served as Senior Executive Vice President, of both Revlon Inc. and Revlon Consumer Products Corporation. For the five years ending 1999, Mr. Fox was also Senior Vice President of MacAndrews & Forbes Holdings, Inc. Mr. Fox served as Non-Executive Co-Chairman of the Board and a director of Loehmann’s Holding Inc. from October 2000 through October 2004 and has served as Vice-Chairman of the Board and a director of Hain Food Group, Inc.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is filed as part of this Report.

Exhibit 10.1

Engagement Letter, dated September 15, 2008, between Lehman Brothers Holdings Inc. and Alvarez & Marsal North America, LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date:	February 27, 2009	By:	/s/ William J. Fox
Name: William J. Fox
Title: Senior Vice President

EXHIBIT INDEX

Exhibit 10.1

Engagement Letter, dated September 15, 2008, between Lehman Brothers Holdings Inc. and Alvarez & Marsal North America, LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

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